Exhibit 10.5

SEVERANCE AGREEMENT

This Severance Agreement (“Agreement”) is entered into by and between DT Midstream, Inc., a Delaware corporation and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Company”), and NAME (“Executive”).

WHEREAS, the Company desires to continue to retain the services of Executive; AND the parties desire to enter into this Agreement to set forth certain terms and conditions under which Executive may be eligible to receive a Severance Payment (defined below) in the event of a termination from employment with the Company;

NOW, THEREFORE, in consideration of the following mutual agreements and covenants and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.    Term of Agreement. This Agreement (the “Term”) begins on July 1, 2021 and ends on the date the Executive terminates or resigns employment with the Company or any Subsidiary.

2.    Severance Payment. Subject to the Company’s receipt of an effective Release of Claims executed by Executive in the form appended hereto as Appendix A (“Release”), if Executive’s employment is involuntarily terminated by the Company without Cause (as defined herein), or by the Executive for Good Reason (as defined herein), but excluding termination of employment due to Executive’s death or Complete Disability (as defined herein), Executive will be entitled to receive a “Severance Payment” consisting of:

a.	a lump sum payment equal to X0% of the sum of:

(A)	Executive’s annual base salary at the time of termination; plus

(B)	Executive’s target annual bonus under the Company’s Annual Incentive Plan.

Any payment under this paragraph will be subject to all applicable payroll taxes and other withholdings and will not be included in earnings or compensation for purposes of calculating any benefits to which the Executive may be entitled to under any other employee benefit plan or program, including but not limited to any qualified or non-qualified defined contribution plan calculation, post-employment benefit calculation, or 401(k) calculation, unless such employee benefit plans or programs expressly provide for the inclusion of such amounts in earnings or compensation.

The Severance Payment will be payable in a lump sum within 30 days of the Effective Date of the Release.

3.    Definition of “Cause.” For purposes of this Agreement, “Cause” means that, in the reasonable determination of the Company, Executive committed or engaged in:

a.

an intentional act of fraud, embezzlement or theft at a level that constitutes a felony in connection with the Executive’s duties or in the course of the Executive’s employment with the Company or a Subsidiary, whether or not the Executive is convicted or pleads guilty or nolo contender (no contest) to any related criminal charges;

b.	intentional wrongful damage to property of the Company or a Subsidiary;

FORM APPROVED 07.01.2021	Page 1 of 5
DT Midstream, Inc. Organization and
Compensation Committee

SEVERANCE AGREEMENT

c.	intentional wrongful disclosure of secret processes or confidential information of the Company or a Subsidiary;

d.	intentional wrongful engagement in any Competitive Activity;

e.

willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company that is not cured within 30 days after the Authorized Entity delivers to the Executive a written demand for substantial performance specifically identifying the Executive’s failure to perform;

f.	acts or omissions that cause material damage to the business or financial reputation of the Company or a Subsidiary; or

g.

other intentional activity, including but not limited to a breach of the Executive’s fiduciary duties with respect to the Company, a Subsidiary, or any welfare plan or pension plan sponsored by the Company or a Subsidiary;

which, in the reasonable judgment of the Authorized Entity and based on a preponderance of the evidence available to the Authorized Entity is significantly detrimental to the reputation, goodwill or business of the Company or significantly disrupts the workplace environment or operation of the Company’s business or administrative activities.

4.    Definition of “Good Reason.” For purposes of this Agreement, an Executive terminates employment for “Good Reason” following the occurrence of any of the following events, provided that before terminating employment, the Executive gives the Company written notice of the occurrence of the event within 90 days of the occurrence and the Company fails to cure the event within 30 days of receiving the Executive’s written notice:

a.	Fails to maintain Executive in a position within the same or higher employee subgroup;

b.	Imposes a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company.

c.	Reduces Executive’s Base Pay or opportunity to earn Incentive Pay from the Company or failure to pay Base Pay or Incentive Pay earned when due.

d.

Terminates or denies Executive rights to employee benefits or a material reduction in the aggregate scope or value of employee benefits (unless the termination, denial or reduction applies to all similarly situated employees of the Company), any of which is not remedied by the Company within 10 calendar days after the Company receives written notice from Executive of the change, reduction or termination;

e.	Without Executive’s written consent, the Company:

i.	Requires Executive to change Executive’s principal location of work to any location that is in excess of 60 miles; or

ii.

Requires Executive to travel away from the principal location in the course of discharging Executive responsibilities or duties at least 40% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than any prior year.

FORM APPROVED 07.01.2021	Page 2 of 5
DT Midstream, Inc. Organization and
Compensation Committee

SEVERANCE AGREEMENT

5.    Complete Disability or Death. If the Company terminates Executive’s employment as a result of Executive’s Complete Disability, or if Executive’s employment is terminated due to the death of Executive, then Executive will not be entitled to receive the Severance Payment under this Agreement. “Complete Disability” means Executive is prevented from performing their employment duties by reason of any physical or mental incapacity that results in Executive’s satisfaction of all requirements necessary to receive benefits under the Company’s long-term disability plan.

6.    No Employment Contract. This Agreement will not be deemed to constitute a contract of employment for any specific term or period. Notwithstanding any other provision of this Agreement, Executive’s employment with the Company remains at all times at-will and may be terminated by either party at any time, with or without cause.

7.    Non-Duplication of Severance Benefits. If Executive experiences a Qualifying Termination resulting from a Change-in-Control for which Executive is entitled to Severance Benefits under Executive’s CHANGE-IN-CONTROL SEVERANCE AGREEMENT, Executive will not be entitled to a Severance Payment under this Agreement. The benefits received by an Executive under the Executive’s CHANGE-IN-CONTROL SEVERANCE AGREEMENT supersede and are in lieu of any Severance Payment to which the Executive may be otherwise entitled under this Agreement. With the exception of the CHANGE-IN-CONTROL SEVERANCE AGREEMENT, this Agreement supersedes and replaces all prior severance agreements and similar agreements between the Executive and the Company or any of its Subsidiaries (“Prior Agreements”). Any and all Prior Agreements other than the CHANGE-IN-CONTROL SEVERANCE AGREEMENT cease to be of force and effect as of the Effective Date.

8.    Entire Agreement. Except as otherwise provided in Section 7 above, this Agreement contains the entire agreement between Executive and the Company regarding the subject matter hereof and, as such, fully supersedes any and all prior agreements or understandings, whether oral or written, between Executive and the Company pertaining to the subject matter addressed in this Agreement. To the extent any term or condition of this Agreement conflicts with any term or condition of any other agreement between the parties, whether written or oral, this Agreement will prevail.

9.    Modification of Agreement. This Agreement may be modified, amended or superseded only by a written agreement signed by Executive and the General Counsel of the Company.

10.    Validity. If any provision of this Agreement or the application of any provision to any person or circumstances is held invalid, unenforceable or otherwise illegal by a court of competent jurisdiction, the remainder of this Agreement and the application of the provision to any other person or circumstances will not be affected. The provision held to be invalid, unenforceable or otherwise illegal will be amended to the minimum extent necessary to make it enforceable, valid or legal.

11.    Choice of Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Michigan without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

12.    Internal Revenue Code Section 409A. All amounts payable under this Agreement are intended to comply with the Code Section 409A “short term deferral” exception specified in Treas. Reg. § 1.409A-1(b)(4) or the “separation pay plan” exception specified in

FORM APPROVED 07.01.2021	Page 3 of 5
DT Midstream, Inc. Organization and
Compensation Committee

SEVERANCE AGREEMENT

Treas. Reg. § 1.409A-1(b)(9), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. If any amounts payable under this Agreement do not qualify for an exception and are subject to Code Section 409A, this Agreement shall be interpreted and administered to comply with Code Section 409A to the maximum extent possible. Payment of any amount subject to Code Section 409A that is scheduled to be paid within six (6) months after the Executive separation from service will accrue without interest and be paid on the earlier of (a) the first business day after the end of the six-month period, or (b) fifteen (15) days after the appointment of the personal representative or executor of Executive’s estate following his death. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment. In no event whatsoever (including, but not limited to, as a result of this Section or otherwise) shall the Company be liable for any tax, interest or penalties that may be imposed on Executive under Code Section 409A. “Termination of employment,” “resignation” or words of similar import, as used in this Agreement shall mean, with respect to any payments subject to Code Section 409A, the Executive’s “separation from service” as defined by Code Section 409A. If any payment subject to Code Section 409A is contingent on the delivery of a release by the Executive and could occur in either of two years, the payment will occur in the later year.

13.    Arbitration. Any controversy or claim arising out of or relating to this Agreement, its terms, breach of any warranty or representation herein, or to interpret or enforce this Agreement, will be submitted to arbitration through the American Arbitration Association (“AAA”), with arbitration to occur in Wayne County, Michigan, and be resolved in accordance with the rules then in effect for such entity. The arbitration proceeding will allow the parties to be represented by counsel at their respective expense, reasonable discovery, a hearing on the claim, selection of a neutral arbitrator by mutual agreement, and if the parties are unable to agree, based on procedures provided by AAA, governing voluntary labor arbitration, judicial review as provided by Michigan law, and a written award containing findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

14.    Successors and Binding Agreement. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees. This Agreement is personal in nature and neither of the parties may, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 14. The Executive’s right to receive payments under the Agreement is not assignable, transferable or delegable, including by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive’s will or by the laws of descent and distribution. If any assignment or transfer not permitted by this Section 14 is attempted, the Company will have no liability to pay any amount attempted to be assigned, transferred or delegated.

15.    Notices.

a.	All communications, including notices, consents, requests or approvals, required or permitted to be given under this Agreement must be in writing. All notices must be provided by:

i.	hand delivery (deemed provided when delivered);

ii.	electronic mail transmission, with verbal confirmation of receipt;

iii.	United States registered or certified mail, return receipt requested, postage prepaid (deemed provided five business days after mailing); or

FORM APPROVED 07.01.2021	Page 4 of 5
DT Midstream, Inc. Organization and
Compensation Committee

SEVERANCE AGREEMENT

iv.	a nationally recognized overnight courier service such as Federal Express or UPS (deemed provided three business days after deposit with courier service).

b.	Notices to the Company must be addressed to the attention of the highest-ranking Human Resources official of the Company at the Company’s principal executive office.

c.	Notices to the Executive must be addressed to the Executive at the Executive’s principal residence.

d.

The Company or the Executive can change the address to which notices to that party are to be addressed by providing notice to the other party as required under this Section 15, except that notices of changes of address are effective only upon actual receipt.

16.     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

[Name]	Wendy Ellis,
Executive	General Counsel & Corporate Secretary
For the Company

Dated:	Dated:

FORM APPROVED 07.01.2021	Page 5 of 5
DT Midstream, Inc. Organization and
Compensation Committee

Form Approved 07.01.2021

by DTM O&C Committee

Appendix A

RELEASE OF CLAIMS

This Release of Claims (the “Release”) is made by and between DT Midstream, Inc., a Michigan corporation (the “Company”), and NAME (“Executive”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (jointly referred to as “the Parties”) hereby agree as follows:

1.    Consideration. The Company agrees to pay Executive the Severance Payment (as defined in the Severance Agreement between the Company and the Executive), less applicable withholding within thirty (30) days of the Effective Date (as defined below) of this Release.

2.    Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses and any and all other benefits and compensation due to Executive other than the Severance Payment.

3.    Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Executive hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation:

a.	any and all claims relating to or arising out of Executive’s employment relationship with the Company and the termination of that relationship;

b.

any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

c.

any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Elliott Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, the Michigan Whistleblower Protection Act;

FORM APPROVED 07.01.2021	Page 1 of 4
DT Midstream, Inc. Organization and
Compensation Committee

Form Approved 07.01.2021

by DTM O&C Committee

d.	any and all claims arising out of any other laws and regulations relating to Executive’s employment or employment discrimination; and

e.	any and all claims for attorneys’ fees and costs.

This Release of Claims does not limit Executive’s right to participate in an EEOC, NLRB, OSHA, SEC or other governmental agency investigation; however, Executive waives the right to recover any monetary or other benefits, such as reinstatement, arising from the investigation. This Agreement does not limit Executive’s rights to receive an award from the government for information provided.

4.    Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Release; (b) Executive has twenty-one (21) days within which to consider this Release; (c) Executive has seven (7) days following the execution of this Release by the Parties to revoke the Release; (d) this Release will not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

5.    No Admission of Liability. Executive understands and acknowledges that this Release constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Release, will be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

6.    Proprietary Information and Affiliated Positions. Executive acknowledges receiving proprietary and confidential information belonging to the Company, including trade secrets, customer lists, accounting information, and information related to process and technology, which are not generally known outside the Company, of which the Company takes reasonable efforts to maintain secrecy and from which the Company derives economic benefit and value (“Proprietary Information. Executive agrees that for all time, Executive will not disclose such Proprietary Information to any persons outside of the Company, nor make any unauthorized use of such Proprietary Information. To the extent Executive is a director, trustee, or officer of any Company entity or affiliate, or is a member of any committee of the Company or any Company affiliate, Executive hereby resigns from such capacity effective upon the effective date of this agreement, unless a different transition date is mutually agreed upon. Executive agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company.

7.    No Representations. Executive represents that Executive has been advised to consult with an attorney and has had an opportunity to do so, and Executive has carefully read

FORM APPROVED 07.01.2021	Page 2 of 4
DT Midstream, Inc. Organization and
Compensation Committee

Form Approved 07.01.2021

by DTM O&C Committee

and understands the scope and effect of the provisions of this Release. Executive has not relied upon any representations or statements made by the Company which are not specifically set forth in this Release.

8.     Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release will continue in full force and effect without said provision or portion of provision.

9.    No Oral Modification. This Release may only be amended in writing signed by Executive and the Company’s Chief Executive Officer

10.    Governing Law. This Release will be governed by the laws of the State of Michigan without regard for choice of law provisions.

11.    Medicare Acknowledgement: Executive affirms that he is not Medicare eligible, that he is not a Medicare beneficiary, that he is not within thirty (30) months of becoming Medicare eligible; that he is not 65 years of age or older; that he is not suffering from end stage renal failure or amyotrophic lateral sclerosis; that he has not received Social Security benefits for twenty-four (24) months or longer; and/or that he has not applied for Social Security benefits, and/or is not appealing any denial of Social Security disability benefits. Executive affirms and warrants he has made no claim for illness or injury against the Company, nor is he aware of any facts supporting any claim against the Company under which the Company could be liable for medical expenses incurred by the Executive before or after the execution of this Agreement. As Executive is not a Medicare recipient as of the Effective Date of this Agreement, Executive is aware of no medical expenses which Medicare has paid and for which the Company is or could be liable now or in the future. Executive affirms that, to the best of his knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. The Parties have not shifted responsibility for medical treatment to Medicare in contravention of 42 U.S.C. § 1395y(b). The Parties have made every effort to adequately protect Medicare’s interest and incorporate such into the severance terms, and to comply with both federal and state law. The Parties acknowledge and understand that any present or future action or decision by the Centers for Medicare & Medicaid Services or Medicare on this Agreement, or Executive’s eligibility or entitlement to Medicare or Medicare payments, will not render this Agreement void or ineffective, or in any way affect the finality of this Agreement. Executive represents and agrees that Executive will indemnify, defend and hold the Company harmless from any and all claims, liens, Medicare conditional payments and rights to payment, known or unknown, arising from any and all charges for medical treatment Executive has received or will receive in the future. If any governmental entity, or anyone acting on behalf of any governmental entity, seeks reimbursement or damages (including multiple damages) from Company relating to Executive’s alleged past or future medical expenses, injuries, or claims, Executive will defend and indemnify Company, and hold Company harmless from any and all such damages (including multiple damages), claims, liens, Medicare conditional payments and rights to payment, including any attorneys’ fees and costs sought by such entities. Executive agrees to waive any and all private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

12.    Section 409A (Tax Implications). All amounts payable under this Agreement are intended to comply with the Code Section 409A “short term deferral” exception specified in Treas. Reg. § 1.409A-1(b)(4) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. If any amounts payable under this Agreement do not qualify for an exception and are

FORM APPROVED 07.01.2021	Page 3 of 4
DT Midstream, Inc. Organization and
Compensation Committee

Form Approved 07.01.2021

by DTM O&C Committee

subject to Code Section 409A, this Agreement shall be interpreted and administered to comply with Code Section 409A to the maximum extent possible. Payment of any amount subject to Code Section 409A that is scheduled to be paid within six (6) months after the Separation Date will accrue without interest and be paid on the earlier of (a) the first business day after the end of the six-month period, or (b) fifteen (15) days after the appointment of the personal representative or executor of Executive’s estate following his death. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment. In no event whatsoever (including, but not limited to, as a result of this Section or otherwise) shall the Company be liable for any tax, interest or penalties that may be imposed on Executive under Code Section 409A.

13.    Effective Date. This Release will become effective after it has been signed by both Parties and after seven days have passed since Executive signed the Release (the “Effective Date”). Each party has seven days after that party signs the Release to revoke it.

14.    Counterparts. This Release may be executed in counterparts and by facsimile, and each counterpart and facsimile will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

15.    Voluntary Execution of Agreement. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: a) they have read this Release; b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or have elected not to retain legal counsel; c) they understand the terms and consequences of this Release and of the releases it contains; and d) they are fully aware of the legal and binding effect of this Release.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

[Executive Name]	Wendy Ellis,
Executive	General Counsel & Corporate Secretary
For the Company

Dated:	Dated:

FORM APPROVED 07.01.2021	Page 4 of 4
DT Midstream, Inc. Organization and
Compensation Committee